As filed with the Securities and Exchange Commission on April 24, 1997
                                                  Registration No.333-_______
                                                                  333-_______-01

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    Form S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


UNITED NATIONAL BANCORP                                 UNB CAPITAL TRUST I
(Exact name of Registrant                          (Exact name of Registrant as
as specified in its charter)                   specified in its trust agreement)

           NEW JERSEY
(State or other jurisdiction of                       DELAWARE
 incorporation or organization)            (State or other jurisdiction of
           _________                       incorporation or organization)
                                                      ---------
              6712
  (Primary Standard Industrial                          6719
  Classification Code Number)               (Primary Standard Industrial
           22-2894827                        Classification Code Number)
        (I.R.S. Employer                             22-6719709
      Identification No.)                         (I.R.S. Employer
                                                   Identification No.)

                              ---------------------
                                  1130 Route 22
                                  P.O. Box 6000
                       Bridgewater, New Jersey 08807-0010
                                 (908) 429-2200
    (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                              ---------------------
                           Thomas C. Gregor, Chairman,
                                 President & CEO
                                  1130 Route 22
                                  P.O. Box 6000
                       Bridgewater, New Jersey 08807-0010
                                   (908) 429-2200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------
                                   COPIES TO:
      Ronald H. Janis, Esq.                          Mitchell Kleinman, Esq.
   Pitney, Hardin, Kipp & Szuch                         Brown & Wood LLP
          P.O. Box 1945                              One World Trade Center
Morristown, New Jersey 07962-1945                   New York, New York 10048
          (201) 966-6300                                 (212) 839-5300

                              ---------------------
                       Approximate Date of Commencement of
                     Proposed Sale to the Public: As soon as
                  practicable after this Registration Statement
                               becomes effective.
    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
     Title of Each Class of Securities            Amount         Proposed Maximum    Proposed Maximum        Amount of
             to be Registered                     to be           Offering Price         Aggregate          Registration
                                                Registered         Per Unit(1)       Offering Price(1)       Fee(2)(3)
-----------------------------------------------------------------------------------------------------------------------------
Series B Capital Securities of UNB Capital     $20,000,000             100%             $20,000,000          $6,060.61
Trust I....................................
-----------------------------------------------------------------------------------------------------------------------------
Series B Junior Subordinated Deferrable
Interest Debentures of United National
Bancorp(2)
-----------------------------------------------------------------------------------------------------------------------------
United  National Bancorp Series B
Guarantee with respect to Series B Capital
Securities(3)
=============================================================================================================================
    Total..................................   $20,000,000(4)           100%           $20,000,000(5)         $6,060.61
=============================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of United National Bancorp (the "Junior Subordinated Debentures") distributed upon any liquidation of UNB Capital Trust I.
(3) No separate consideration will be received for the United National Bancorp Series B Guarantee.
(4) This Registration Statement is deemed to cover rights of holders of Junior Subordinated Debentures under the Indenture, the rights of holders of Series B Capital Securities of UNB Capital Trust I under a Declaration, the rights of holders of such Capital Securities under the Series B Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of the UNB Capital Trust I Series B Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of UNB Capital Trust I.

    The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

================================================================================
Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
================================================================================

               SUBJECT TO COMPLETION, DATED ________________, 1997

                               UNB CAPITAL TRUST I

                              OFFER TO EXCHANGE ITS
                       10.01% SERIES B CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       10.01% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
               UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                             UNITED NATIONAL BANCORP

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
                 NEW YORK CITY TIME, ON        , 1997, UNLESS EXTENDED
                              --------------------

    UNB Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $20,000,000 aggregate Liquidation Amount of its 10.01% Series B Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 10.01% Series A Capital Securities (the "Old Capital Securities"), of which $20,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, United National Bancorp, a New Jersey corporation ("United" or the "Corporation"), is also offering to exchange
(i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and (ii) all of its 10.01% Series A Junior Subordinated Deferrable Interest Debentures due March 15, 2027 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 10.01% Series B Junior Subordinated Deferrable Interest Debentures due March 15, 2027 (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

    (i) The New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon,
(iv) the New Junior Subordinated Debentures will contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of March 21, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

    This  Prospectus and the Letter of Transmittal are first being mailed to all
holders of Old Capital Securities on                     , 1997.

    SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    The date of this Prospectus is ___________, 1997.


         The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on March 15, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New
Securities--Description of New Capital Securities--Subordination of Common Securities."

         As used herein, (i) the "Indenture" means the Indenture, dated as of March 21, 1997, as amended and supplemented from time to time, between the Corporation and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust, dated as of March 21, 1997, relating to the Trust among the Corporation, as Sponsor, The Bank of New York as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee, (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" includes the Old Capital Securities and the New Capital Securities,
(ii) the term "Trust Securities" includes the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and
(iv) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

         Holders of the New Capital Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from March 21, 1997, and payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1997, at the annual rate of 10.01% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). The Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 10.01% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

         Through the Guarantee, the guarantee agreement of the Corporation relating to the Common Securities (the "Common Guarantee"), the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Trust Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee--Full and Unconditional Guarantee." The Old Guarantee and the Common Guarantee guarantees, and the New Guarantee will guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities--Description of New Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of New Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of the Corporation (as defined in "Description of New Securities--Description of New Junior Subordinated Debentures--Subordination") to the extent and in the manner set forth in the Indenture and the Guarantees, respectively.

         The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time before March 15, 2007 (the "Initial Optional Prepayment Date"), contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined below) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Prepayment Date, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities--Description of New Capital Securities--Redemption."

         Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Prepayment Date, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 105.00% of the principal amount thereof on the Initial Optional Prepayment Date, declining ratably on each March 15 thereafter to 100% on or after March 15, 2017, plus accrued interest thereon to the date of prepayment, or (ii) at any time before the Initial Optional Prepayment Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of New Securities--Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         The Corporation, as the holder of the outstanding Common Securities, will have the right at any time to dissolve the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated Distributions thereon to the date of payment. See "Description of New Securities--Description of New Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures," and "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash upon Liquidation of the Trust."

         The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. Neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer Resales of New Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Trust will not apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

         Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ______, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after March 21, 1997. See "The Exchange Offer--Distributions on New Capital Securities."

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

         NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              -----------------------

                                TABLE OF CONTENTS
                                                                          Page

Available Information....................................................... 8
Incorporation of Certain Documents by Reference............................. 9
Summary.....................................................................10
Risk Factors................................................................17
United National Bancorp.....................................................21
Use of Proceeds.............................................................25
Ratios of Earnings to Fixed Charges.........................................25
Capitalization..............................................................26
Summary Financial Data......................................................26
The Trust...................................................................28
The Exchange Offer..........................................................28
Description of New Securities...............................................35
Description of Old Securities...............................................51
Relationship Among the New Capital Securities, the
 New Junior Subordinated Debentures and the New Guarantee...................52
Certain United States Federal Income Tax Considerations.....................53
ERISA Considerations........................................................56
Plan of Distribution........................................................57
Validity of New Securities..................................................57
Experts.....................................................................57

                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "UNB Capital Trust I" and "Description of New Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

         1.   Annual  Report on Form 10-K for the year ended  December 31, 1996;
              and

         2. Current Reports on Form 8-K filed with the Commission on March 10, 1997 and March 28, 1997.

         All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents), as well as a copy of the Declaration, the Indenture, the New Junior Subordinated Debentures, the Guarantee and the other offering documents described herein. Requests for such documents should be directed to: United National Bancorp, 1130 Route 22, P.O. Box 6000, Bridgewater, New Jersey 08807-0010, Attention: Ralph L. Straw, Jr., Telephone (908) 429-2409.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus.


                               UNB Capital Trust I

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) a Declaration executed by the Corporation, as Sponsor, The Bank of New York as Property Trustee, The Bank of New York (Delaware) as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 21, 1997. The Trust's affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation.


                             United National Bancorp

         United is a bank holding company organized under the laws of the State of New Jersey and registered under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). United has one banking subsidiary, United National Bank ("UNB"), a national bank which operates 19 branches located in central New Jersey. UNB is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"). At December 31, 1996, United had consolidated assets of approximately $1 billion. United's principal executive offices are located at 1130 Route 22, P.O. Box 6000, Bridgewater, New Jersey 08807-0010. The telephone number of United is
(908) 429-2200.

         For additional information, see "Available Information"; "Incorporation of Certain Documents by Reference"; "United National Bancorp--General".


                               The Exchange Offer

The  Exchange  Offer...........   Up to $20,000,000 aggregate Liquidation Amount
                                  of New Capital Securities are being offered in
                                  exchange  for  a  like  aggregate  Liquidation
                                  Amount of Old Capital Securities.  Old Capital
                                  Securities  may be  tendered  for  exchange in
                                  whole or in part in a  Liquidation  Amount  of
                                  $100,000  (100  Capital   Securities)  or  any
                                  integral   multiple  of  $1,000  (one  Capital
                                  Security) in excess  thereof.  The Corporation
                                  and the Trust are making the Exchange Offer in
                                  order to satisfy their  obligations  under the
                                  Registration  Rights Agreement relating to the
                                  Old Capital  Securities.  For a description of
                                  the   procedures  for  tendering  Old  Capital
                                  Securities,       see      "The       Exchange
                                  Offer--Procedures  for  Tendering  Old Capital
                                  Securities."

Expiration Date................   The  Exchange  Offer will expire at 5:00 p.m.,
                                  New York City time, on     , 1997, unless  the
                                  Exchange Offer is extended by the Corporation or the Trust (in which case the Expiration
                                  Date will be the latest date and time to which the Exchange Offer is extended). See "The
                                  Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange
 Offer.........................   The  Exchange  Offer  is  subject  to  certain
                                  conditions,   which   may  be  waived  by  the
                                  Corporation   and  the  Trust  in  their  sole
                                  discretion.   The   Exchange   Offer   is  not
                                  conditioned   upon  any  minimum   Liquidation
                                  Amount  of  Old   Capital   Securities   being
                                  tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Offer..........................   The  Corporation  and the  Trust  reserve  the
                                  right in their sole and  absolute  discretion,
                                  subject  to  applicable  law,  at any time and
                                  from time to time, (i) to delay the acceptance
                                  of the Old Capital  Securities  for  exchange,
                                  (ii)  to  terminate  the  Exchange   Offer  if
                                  certain  specified  conditions  have  not been
                                  satisfied, (iii) to extend the Expiration Date
                                  of the  Exchange  Offer  and  retain  all  Old
                                  Capital  Securities  tendered  pursuant to the
                                  Exchange Offer, subject, however, to the right
                                  of  holders  of  Old  Capital   Securities  to
                                  withdraw    their    tendered    Old   Capital
                                  Securities,  or (iv) to waive any condition or
                                  otherwise  amend  the  terms  of the  Exchange
                                  Offer  in  any  respect.   See  "The  Exchange
                                  Offer--Terms of the Exchange Offer."

Withdrawal Rights..............   Tenders  of  Old  Capital  Securities  may  be
                                  withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal
                                  Rights."

Procedures for Tendering Old
 Capital Securities............   Tendering  holders of Old  Capital  Securities
                                  must complete and sign a Letter of Transmittal
                                  in accordance with the instructions  contained
                                  therein   and   forward   the  same  by  mail,
                                  facsimile or hand delivery, together with any other required documents, to the Exchange
                                  Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital
                                  Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital
                                  Securities pursuant to the Exchange Offer. See
                                  "The Exchange  Offer--Procedures for Tendering
                                  Old Capital Securities."

                                  Letters of Transmittal and certificates representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of New Capital
 Securities....................   The  Corporation  and the Trust are making the
                                  Exchange  Offer in reliance on the position of
                                  the  staff  of  the  Division  of  Corporation
                                  Finance  of the  Commission  as set  forth  in
                                  certain   interpretive  letters  addressed  to
                                  third parties in other transactions.  However,
                                  neither  the  Corporation  nor the  Trust  has
                                  sought its own  interpretive  letter and there
                                  can be no  assurance  that  the  staff  of the
                                  Division   of   Corporation   Finance  of  the
                                  Commission would make a similar  determination
                                  with respect to the  Exchange  Offer as it has
                                  in such interpretive letters to third parties.
                                  Based on these interpretations by the staff of
                                  the  Division  of  Corporation  Finance of the
                                  Commission, and subject to the two immediately
                                  following  sentences,  the Corporation and the
                                  Trust  believe  that  New  Capital  Securities
                                  issued  pursuant  to this  Exchange  Offer  in
                                  exchange  for Old  Capital  Securities  may be
                                  offered  for  resale,   resold  and  otherwise
                                  transferred  by a holder thereof (other than a
                                  holder who is a broker-dealer) without further
                                  compliance   with   the    registration    and
                                  prospectus   delivery   requirements   of  the
                                  Securities Act, provided that such New Capital
                                  Securities are acquired in the ordinary course
                                  of such holder's business and that such holder
                                  is not  participating,  and has no arrangement
                                  or   understanding    with   any   person   to
                                  participate,  in a  distribution  (within  the
                                  meaning  of the  Securities  Act) of such  New
                                  Capital Securities. However, any holder of Old
                                  Capital  Securities  who is an  "affiliate" of
                                  the Corporation or the Trust or who intends to
                                  participate  in the  Exchange  Offer  for  the
                                  purpose  of   distributing   the  New  Capital
                                  Securities, or any broker-dealer who purchased
                                  the Old Capital  Securities  from the Trust to
                                  resell  pursuant  to Rule  144A  or any  other
                                  available  exemption under the Securities Act,
                                  (a)   will   not  be   able  to  rely  on  the
                                  interpretations  of the staff of the  Division
                                  of  Corporation  Finance of the Commission set
                                  forth  in  the  above-mentioned   interpretive
                                  letters, (b) will not be permitted or entitled
                                  to tender such Old Capital  Securities  in the
                                  Exchange  Offer and (c) must  comply  with the
                                  registration    and    prospectus     delivery
                                  requirements   of   the   Securities   Act  in
                                  connection  with any sale or other transfer of
                                  such Old Capital  Securities  unless such sale
                                  is made  pursuant  to an  exemption  from such
                                  requirements. In addition, as described below,
                                  if  any   broker-dealer   holds  Old   Capital
                                  Securities  acquired  for its own account as a
                                  result  of   market-making  or  other  trading
                                  activities  and  exchanges  such  Old  Capital
                                  Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New
                                  Capital Securities.

                                  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer Resales of New Capital Securities," the
                                  Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer Resales of New Capital Securities."

Exchange Agent.................   The   exchange   agent  with  respect  to  the
                                  Exchange  Offer is The  Bank of New York  (the
                                  "Exchange   Agent").   The   addresses,    and
                                  telephone  and  facsimile   numbers,   of  the
                                  Exchange  Agent are set forth in "The Exchange
                                  Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds................   Neither  the  Corporation  nor the Trust  will
                                  receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See
                                  "Use of Proceeds."

Certain United States Federal
Income Tax Considerations;
ERISA Considerations...........   Holders  of  Old  Capital   Securities  should
                                  review  the   information   set  forth   under
                                  "Certain  United  States  Federal  Income  Tax
                                  Considerations"  and  "ERISA   Considerations"
                                  prior to tendering Old Capital Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered.............   Up to $20,000,000 aggregate Liquidation Amount
                                  of the  Trust's New  Capital  Securities  have
                                  been  registered   under  the  Securities  Act
                                  (Liquidation  Amount  $1,000  per New  Capital
                                  Security).  The New Capital Securities will be
                                  issued,  and the Old Capital  Securities  were
                                  issued, under the Declaration. The New Capital
                                  Securities  and  any  Old  Capital  Securities
                                  which remain outstanding after consummation of
                                  the  Exchange  Offer will vote  together  as a
                                  single  class  for  purposes  of   determining
                                  whether holders of the requisite percentage in
                                  outstanding  Liquidation  Amount  thereof have
                                  taken  certain  actions or  exercised  certain
                                  rights under the Declaration. See "Description
                                  of New  Securities--Description of New Capital
                                  Securities--Voting  Rights;  Amendment  of the
                                  Declaration."  The  terms  of the New  Capital
                                  Securities   are  identical  in  all  material
                                  respects  to  the  terms  of the  Old  Capital
                                  Securities,   except   that  the  New  Capital
                                  Securities  have  been  registered  under  the
                                  Securities  Act and  will  not be  subject  to
                                  certain restrictions on transfer applicable to
                                  the Old Capital  Securities (but will continue
                                  to  be   subject  to  the   $100,000   minimum
                                  Liquidation  Amount transfer  restriction) and
                                  will  not  provide  for  any  increase  in the
                                  Distribution  rate thereon.  See "The Exchange
                                  Offer--Purpose   of   the   Exchange   Offer,"
                                  "Description    of   New    Securities"    and
                                  "Description of Old Securities."

Distribution Dates.............   March  15  and  September  15  of  each  year,
                                  commencing September 15, 1997.

Extension Periods..............   Distributions  on the New  Capital  Securities
                                  will  be  deferred  for  the  duration  of any
                                  Extension  Period  elected by the  Corporation
                                  with respect to the payment of interest on the
                                  New   Junior   Subordinated   Debentures.   No
                                  Extension  Period will  exceed 10  consecutive
                                  semi-annual   periods  or  extend  beyond  the
                                  Stated Maturity Date. See  "Description of New
                                  Securities--Description    of    New    Junior
                                  Subordinated   Debentures--Option   to  Extend
                                  Interest  Payment  Date" and  "Certain  United
                                  States        Federal        Income        Tax
                                  Considerations--Interest  Income and  Original
                                  Issue Discount."

Ranking........................   The New  Capital  Securities  will  rank  pari
                                  passu,  and payments  thereon will be made pro
                                  rata, with the Old Capital  Securities and the
                                  Common  Securities  except as described  under
                                  "Description of New Securities--Description of
                                  New   Capital   Securities--Subordination   of
                                  Common    Securities."    The    New    Junior
                                  Subordinated  Debentures  will rank pari passu
                                  with the Old Junior  Subordinated  Debentures,
                                  and all other junior  subordinated  debentures
                                  issued   by  the   Corporation   (the   "Other
                                  Debentures")   and   sold  to   other   trusts
                                  established   or  to  be  established  by  the
                                  Corporation, in each case similar to the Trust
                                  (the "Other  Trusts"),  and will be  unsecured
                                  and subordinate and junior in right of payment
                                  to all Senior  Indebtedness  to the extent and
                                  in the manner set forth in the Indenture.  See
                                  "Description of New Securities--Description of
                                  New Junior  Subordinated  Debentures." The New
                                  Guarantee  will rank pari  passu  with the Old
                                  Guarantee,  and all other guarantees issued by
                                  the   Corporation   with  respect  to  capital
                                  securities  issued  or to be  issued  by Other
                                  Trusts  (the  "Other   Guarantees")  and  will
                                  constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior
                                  Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See
                                  "Description of New Securities--Description of
                                  New Guarantee."

Redemption.....................   The Trust  Securities are subject to mandatory
                                  redemption in a Like Amount,  (i) in whole but
                                  not in part, on the Stated  Maturity Date upon
                                  repayment    of   the   Junior    Subordinated
                                  Debentures,  (ii) in whole but not in part, at
                                  any time  contemporaneously  with the optional
                                  prepayment   of   the   Junior    Subordinated
                                  Debentures   by  the   Corporation   upon  the
                                  occurrence and continuation of a Special Event
                                  and (iii) in whole or in part,  at any time on
                                  or after the Initial Optional  Prepayment Date
                                  contemporaneously with the optional prepayment
                                  by the Corporation of the Junior  Subordinated
                                  Debentures,  in each  case  at the  applicable
                                  Redemption  Price.  See  "Description  of  New
                                  Securities--Description    of   New    Capital
                                  Securities--Redemption."

Rating.........................   The Old Capital Securities were rated "BB+" by
                                  Thompson BankWatch,  Inc. and B+ by Standard &
                                  Poor's Rating Services. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Absence of Market for the New
 Capital Securities............   The New Capital Securities will be a new issue
                                  of securities for which there  currently is no
                                  market. Although Keefe, Bruyette & Woods, Inc.
                                  and Ryan,  Beck & Co., the initial  purchasers
                                  of the Old Capital  Securities  (the  "Initial
                                  Purchasers"),  have  informed the  Corporation
                                  and the Trust that they each currently  intend
                                  to  make  a   market   in  the   New   Capital
                                  Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital
                                  Securities. The Trust and the Corporation will not apply for listing of the New Capital
                                  Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System
                                  ("NASDAQ"). See "Plan of Distribution."

                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the New Capital Securities offered hereby.

Ranking  of  Subordinated   Obligations  under  the  Guarantee  and  the  Junior
Subordinated Debentures

         The obligations of the Corporation under the Guarantee and under the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Corporation to the extent and in the manner set forth in the Indenture and the Guarantee, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default or
(ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures until payment has been made on all Senior Indebtedness. At December
31, 1996, the Corporation had no outstanding Senior Indebtedness. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. In addition, UNB is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from UNB unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by UNB are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of UNB's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of UNB's capital and surplus. In addition, payment of dividends to the Corporation by UNB is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. None of the Indenture, the Guarantee, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of New
Securities--Description of New Guarantee--Status of New Guarantee" and "Description of New Junior Subordinated Debentures--Subordination."

         The ability of the Trust to pay amounts due on the Capital Securities is dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

Option to Extend Interest Payment Period; Tax Considerations

         So long as no Debenture Event of Default (see "Description of New Junior Subordinated Debentures -Debentures Events of Default") shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 10.01% per annum, compounded semi-annually) from the relevant payment date for such Distributions during any such Extension Period.

         The Corporation may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 10.01%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities--Description of New Capital Securities--Distributions" and "--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period."

         The Corporation has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Capital Securities. As a result, during an Extension Period, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

         Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities that are not subject to such deferrals.


Redemption or Distribution; Possible Tax Law Changes Affecting the Capital Securities

         Upon the occurrence and continuation of a Special Event (including a Tax Event or a Regulatory Capital Event, in each case, as defined under "Description of New Securities-Description of New Junior Subordinated Debentures-Special Event Prepayment"), the Corporation will have the right to prepay the Junior Subordinated Debentures before the Initial Optional Prepayment Date, in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. On or after the Initial Optional Prepayment Date, the Corporation may prepay the Junior Subordinated Debentures in whole or in part for any reason and thereby cause an optional redemption of the Capital Securities, in whole or in part, at the Optional Redemption Price. Any such redemption is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of New Securities--Description of New Capital Securities--Redemption" and "--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures".

         The Corporation will have the right at any time to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and
(ii) prior approval of the Federal Reserve if then required. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of
Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

         On February 6, 1997, President Clinton issued his revenue proposals for Fiscal 1998. The proposals contain a provision which would generally deem an issuer, for purposes of Section 385(c) of the Code, to have characterized an instrument as equity if the instrument (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer that is filed with the SEC (the "Proposed Legislation"). Accordingly, the Proposed Legislation would, among other things, generally deny corporate issuers a deduction for interest in respect of debt obligations such as the Junior Subordinated Debentures. The Proposed Legislation is proposed to be effective generally for instruments issued on or after the date of "first committee action" (which is not defined). There can be no assurance, however, that the effective date provision contained in the Proposed Legislation will remain in the final enactment, if any, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of New Securities -- Description of New Capital securities -- Redemption" and "Description of New Junior Subordinated Debentures -- Special Event Prepayment." See also "Certain United States Federal Income Tax Considerations -- Proposed Tax Legislation."

Possible Adverse Effect on Market Prices

         There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Securities--Description of New Junior Subordinated Debentures."

Rights under the Guarantee

         The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Declaration. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor; (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor; and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor on such date and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on such date. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities," "--Description of New Junior Subordinated Debentures--Debenture Events of Default" and "--Description of New Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.


Limited Voting Rights

         Holders of Capital Securities generally will have voting rights relating only to the modification of the terms of the Capital Securities and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except as described under "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Declaration" and "--Removal of Issuer Trustees."

Consequences of a Failure to Exchange Old Capital Securities

         The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

         The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Declaration."

         The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by August 18, 1997 and declared effective by September 17, 1997, the Distribution rate borne by the Old Capital Securities commencing on September 18, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Capital Securities."

Absence of Public Market

         The Old Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Like the Old Capital Securities, the New Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). The Corporation and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

         If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

         Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

         Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                             United National Bancorp

General

         United is a bank holding company registered under the Bank Holding Company Act. United was organized under the laws of New Jersey on August 13, 1987 and commenced operations on August 1, 1988, as a bank holding company for UNB. In addition to UNB, United indirectly owns additional subsidiaries through UNB, including an investment subsidiary and a 50% interest in a financial services corporation.

         As  of  December  31,   1996,   United  had   consolidated   assets  of
approximately $1 billion, deposits of $881.3 million and shareholders' equity of $88.1 million.

         United's principal executive offices are located at 1130 Route 22, P.O. Box 6000, Bridgewater, New Jersey 08807-0010. The telephone number of United is
(908) 429-2200. See "Available Information" and "Incorporation of Certain Documents by Reference".

United National Bank

         UNB, a wholly owned subsidiary of United, is a commercial bank established in 1902 under the laws of the United States of America. UNB is a member of the Federal Reserve System and its deposits are insured by the FDIC. UNB maintains its principal office in Bridgewater, New Jersey and operates 19 branches throughout Hunterdon, Middlesex, Somerset, Union and Warren Counties, New Jersey. UNB also operates 23 automatic teller machines ("ATMs") affiliate with the MAC System, an eight-state network with membership in the Plus Nationwide Network and Honor, a Florida network.

         UNB provides a full range of commercial and retail bank services, including the acceptance of demand, savings and time deposits. Commercial and retail lending, primarily residential mortgages, automobile loans, small business loans and credit card loans, constitute a substantial part of UNB's business. UNB also offers full personal, corporate and pension trust and other fiduciary services.

Recent Developments

         On February 28, 1997, United completed its acquisition of Farrington Bank ("Farrington"), a single office bank headquartered in North Brunswick, New Jersey. In connection with the acquisition of Farrington, United recorded a one-time merger related charge of $1.1 million after tax, or $0.25 per share ($1.7 million excluding the tax effect).

         Financial information about Farrington is not contained herein; however
such   information  is  included  in  a  Registration   Statement  on  Form  S-4
(Registration No. 333-19227) filed by United with the Commission.

         On April 15, 1997, United reported earnings for the first quarter of 1997. Including the one-time charge related to the acquisition of Farrington, consolidated net income for the first quarter of 1997 was $2,378,000, as compared to $3,043,000 for the corresponding 1996 period. Earnings per share for the first three months of 1997 were $0.54 per share, compared to $0.70 in the first quarter of 1996.

         Consolidated net income for the first quarter of 1997, excluding the one-time charge, was $3,450,000, up 13% from $3,043,000 for the corresponding 1996 period. Earnings per share for the first three months of 1997 increased to $0.79 per share, compared with $0.70 in the first quarter of 1996.

United National Bancorp
Consolidated Balance Sheets
(In Thousands, Except Per Share Data)
                                                                                                   March 31,
                                                                                     --------------------------------------
                                                                                           1997                 1996*
                                                                                           ----                 -----
ASSETS
Cash and Due From Banks                                                                     $49,358           $42,518
Federal Funds Sold                                                                           36,500             2,406
Securities Available for Sale, at Market Value                                              302,746           364,172
Securities Held to Maturity                                                                  65,856            32,222
Trading Account Securities, at Market Value                                                     527               452

Loans (Net of Unearned Income)                                                              604,602           577,883
     Less: Allowance for Possible Loan Losses                                                 7,761             8,100
                                                                                     ---------------    --------------
                                                                                            596,841           569,783

Premises and Equipment, Net                                                                  22,040            22,674
Investment in Joint Venture                                                                   3,151             3,151
Other Real Estate                                                                             1,444             2,738
Accrued Income Receivable                                                                     7,415             7,583
Other Assets                                                                                 19,332            17,383
                                                                                     ---------------    --------------

         TOTAL ASSETS                                                                    $1,105,210        $1,065,082
                                                                                     ===============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Demand Deposits                                                                            $152,633          $159,700
Savings Deposits                                                                            382,291           395,550
Time Deposits                                                                               397,438           354,543
                                                                                     ---------------    --------------
     Total Deposits                                                                         932,362           909,793

Short-Term Borrowings                                                                        32,498            43,301
Obligation under Capital Lease                                                                9,696             9,683
Other Liabilities                                                                            13,813            11,820
                                                                                     ---------------    --------------
         TOTAL LIABILITIES                                                                  988,369           974,597
                                                                                     ---------------    --------------

Trust Capital Securities                                                                     20,000                --

STOCKHOLDERS' EQUITY
Common Stock ($2.50 Par Value Per Share)                                                     10,996            10,241
Additional Paid-In Capital                                                                   65,290            57,267
Retained Earnings                                                                            22,723            23,601
Treasury Stock                                                                               (1,338)           (1,399)
Restricted Stock                                                                                (86)             (186)
Net Unrealized (Loss) Gain on Securities Available for Sale, Net of Tax                        (744)              961
                                                                                     ----------------    -------------
         TOTAL STOCKHOLDERS' EQUITY                                                          96,841            90,485
                                                                                     ---------------    --------------

         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $1,105,210        $1,065,082

                                                                                     ===============    ==============

------------------
         * Restated to include the acquisition of Farrington Bank accounted for as a pooling-of-interests.

United National Bancorp
Consolidated Statements of Income (In Thousands, Except Share Data)
                                                                                         Three Months Ended March 31,
                                                                                     --------------------------------------
                                                                                           1997                 1996*
                                                                                           ----                 -----
INTEREST INCOME
Interest and Fees on Loans                                                                  $13,911           $13,077
Interest and Dividends on Securities Available for Sale:
     Taxable                                                                                  4,339             5,309
     Tax Exempt                                                                                 556               539
Interest on Securities Held to Maturity:
     Taxable                                                                                    918               427
     Tax Exempt                                                                                 152                62
Dividends on Trading Account Securities                                                           3                 3
Interest on Federal Funds Sold and Deposits
     with Federal Home Loan Bank                                                                226                74
                                                                                          ----------      -----------
         TOTAL INTEREST INCOME                                                               20,105            19,491
                                                                                          ----------      -----------
INTEREST EXPENSE
Interest on Savings Deposits                                                                  1,745             1,848
Interest on Time Deposits                                                                     5,180             4,764
Interest on Short-Term Borrowings                                                               463               632
Interest on Obligation under Capital Lease                                                      232               232
                                                                                        ------------    -------------
         TOTAL INTEREST EXPENSE                                                               7,620             7,476
                                                                                        ------------    -------------
Net Interest Income                                                                          12,485            12,015
Provision for Possible Loan Losses                                                              900               475
                                                                                        ------------    -------------
Net Interest Income After Provision for Possible Loan Losses                                 11,585            11,540
                                                                                        ------------    -------------
NON-INTEREST INCOME
Trust Income                                                                                  1,200             1,200
Service Charges on Deposit Accounts                                                           1,066               951
Other Service Charges, Commissions and Fees                                                   1,524             1,186
Net Gains from Securities Transactions                                                          156               156
Other Income                                                                                    437               432
                                                                                        ------------    -------------
         TOTAL NON-INTEREST INCOME                                                            4,383             3,925
                                                                                        ------------    -------------
NON-INTEREST EXPENSE
Salaries and Employee Benefits                                                                5,141             5,469
Occupancy Expense, Net                                                                          823               915
Furniture and Equipment Expense                                                                 675               717
Data Processing Expense                                                                       1,113               960
Amortization of Intangible Assets                                                               440               447
Merger related charge                                                                         1,665                --
Other Expenses                                                                                2,705             2,307
                                                                                        ------------    -------------
         TOTAL NON-INTEREST EXPENSE                                                          12,562            10,815
                                                                                        ------------    -------------
Income Before Provision for Income Taxes                                                      3,406             4,650
Provision for Income Taxes                                                                    1,028             1,607
                                                                                        ------------    -------------
NET INCOME                                                                                  $ 2,378           $ 3,043
                                                                                     ===============    =============
NET INCOME PER COMMON SHARE                                                                   $0.54             $0.70
                                                                                     ===============    ==============

Weighted Average Shares Outstanding                                                           4,367             4,344

-------------------
         * Restated to include the acquisition of Farrington Bank accounted for as a pooling-of-interests.

United National Bancorp
Consolidated Financial Highlights, March 31, 1997 (In Thousands, Except Share Data)
                                                                                         Three Months Ended March 31,
                                                                                     --------------------------------------
                                                                                           1997                 1996*
                                                                                           ----                 -----
Results of Operations:
Net Income                                                                         $     2,378     $     3,043
Net Income Before Merger Related Charge                                                  3,450           3,043

Net Income per Common Share(1)                                                     $      0.54            0.70
Net Income per Common Share Before Merger Related Charge(1)                               0.79            0.70

Adjusted Financial Ratios(2):
Return on Average Assets(2)                                                               1.28 %          1.15 %
Return on Average Stockholders' Equity(2)                                                14.23 %         13.22 %

Financial Ratios:
Return on Average Assets                                                                   .88 %          1.15 %
Return on Average Stockholders' Equity                                                    9.81 %         13.22 %

Net Interest Margin (Taxable Equivalent Basis)                                            5.15 %          5.09 %
Net Interest Income (Taxable Equivalent Basis)                                     $    12,861     $    12,338
Non-Interest Income                                                                      4,383           3,925
Non-Interest Expense                                                                    12,562          10,815
Merger Related Charge (Pre-Tax)                                                          1,665               -
Provision for Possible Loan Losses                                                         900             475
Efficiency Ratio                                                                         60.53 %         63.84 %
Dividends Declared per Common Share(1)                                             $      0.30     $      0.25

Financial Condition:
AVERAGE:
Securities, net                                                                    $   373,357     $   393,106
Total Loans                                                                            610,088         575,110
Earnings Assets                                                                        998,692         969,057
Total Assets                                                                         1,090,821       1,060,805
Deposits                                                                               931,128         899,372
Total Stockholders' Equity                                                              98,329          92,596

PERIOD END:
Securities, net                                                                    $   369,129     $   396,846
Total Loans                                                                            604,602         577,883
Allowance for Possible Loan Losses                                                       7,761           8,100
Total Assets                                                                         1,105,210       1,065,082
Deposits                                                                               932,362         909,793
Total Stockholders' Equity                                                              96,841          90,485
Book Value Per Share(1)                                                                  22.16           20.82
Common Shares Outstanding(1)                                                         4,369,268       4,346,654

ASSET QUALITY:
Impaired Loans                                                                     $     7,565     $     5,614
Renegotiated Loans                                                                          64              79
Loans Past Due 90 Days but Still Accruing                                                2,492           4,046
Assets Acquired in Foreclosure                                                           1,602           2,845
                                                                                  -------------   -------------
     Total Non-Performing Assets                                                   $    11,723     $    12,584
                                                                                  -------------   -------------
Net Charge-Offs                                                                    $     1,297     $       672
Foreclosed Property Expense                                                                114              85
Allowance for Loan Losses to Total Loans                                                  1.28 %          1.40 %
Allowance for Loan Losses to Non-Performing Loans                                        76.68 %         83.17 %
Non-Performing Assets to Total Loans and Assets Acquired in Foreclosure                   1.93 %          2.17 %


CAPITAL ADEQUACY:
Tier I Leverage Ratio                                                                     9.93 %          7.41 %
Tier I Capital to Risk-Weighted Assets                                                   15.39 %         11.43 %
Tier I & Tier II Capital to Risk-Weighted Assets                                         16.51 %         12.62 %

-----------------
(1) Adjusted for subsequent stock dividends
(2) Before merger related charge
* Restated to include the acquisition of Farrington Bank accounted for as a pooling-of-interests.

                                 USE OF PROCEEDS

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

         The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Old Capital Securities was $20,000,000. All of the proceeds from the sale of Old Capital Securities was invested by the Trust in the Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Old Junior Subordinated Debentures (approximately $19,200,000) will be used for general corporate purposes, including acquisition opportunities which may arise from time to time. The precise amount and timing of the application of such net proceeds used for such corporate purposes cannot be determined at this time. Pending such application by the Corporation, such net proceeds may be temporarily invested in short-term interest bearing securities.

         The Capital Securities will be eligible to qualify as Tier I Capital under the capital guidelines of the Federal Reserve, provided that under current Federal Reserve Guidelines no more than 25% of the Corporation's Tier I Capital may comprise Capital Securities and other capital securities and cumulative preferred stock of the Corporation.

                       RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the ratios of earnings to fixed charges (excluding interest on deposits and including interest on deposits) for the respective periods indicated.




                                                                    Year Ended December 31,
                                                         1996      1995       1994      1993      1992
                                                         ----      ----       ----      ----      ----
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits.................         5.81x     6.33x     13.61x    18.99x    14.65x
  Including interest on deposits.................         1.60x     1.41x      1.80x     1.61x     1.38x



         For purposes of computing the ratio of earnings to fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                                 CAPITALIZATION

         The following table sets forth the actual unaudited capitalization of the Corporation at December 31, 1996, as adjusted to give effect to the consummation of the offering of Capital Securities and the application of the estimated net proceeds from the sale of the Capital Securities. See "Use of Proceeds." The table should be read in conjunction with the Corporation's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."


                                                                     At December 31, 1996,
                                                             --------------------------------------
                                                                Actual          As Adjusted
                                                                               (in thousands)
Long-Term Debt:
Corporation obligated, mandatorily redeemable
       preferred securities of subsidiary trust holding
       solely subordinated debentures of the                        --                 20,000
Corporation(1)
                                                            -----------            -----------
Stockholders' equity:
   Preferred stock, authorized 300,000 shares;
       none issued and outstanding                                  --                     --
   Common stock, $2.50 par value, authorized 5,000,000
        shares; issued 3,856,678 shares in 1996,
outstanding                                                      9,642                  9,642
        3,812,682 in 1996
   Additional paid-in capital                                   59,556                 59,556
   Retained earnings                                            19,422                 19,422
   Treasury Stock at cost (43,996 shares in 1996)               (1,337 )               (1,337 )
   Restricted Stock                                               (176 )                 (176 )
   Unrealized gain on securities available
        for sale, net of income taxes                              982                    982
                                                           ------------          -------------
        Total stockholders' equity                              88,089                 88,089
                                                           ============          =============
        Total capitalization                               $    88,089           $    108,089
                                                           ============          =============
   Pro Forma Capital Ratios:
    Tier 1 Leverage Ratio                                         7.56 %                 9.35 %
    Tier 1 Risk-Based Capital Ratio                              11.00 %                13.49 %
    Total Risk-Based Capital Ratio                               11.99 %                14.44 %


(1) Reflects the Capital Securities. The Trust is a subsidiary of the Corporation and will hold the Junior Subordinated Debentures as its sole asset.

                             SUMMARY FINANCIAL DATA

         The following table sets forth certain selected historical consolidated financial data for United. The data is derived from, and should be read in conjunction with, the consolidated financial statements of United, including the notes thereto, included in the Corporation's 1996 Annual Report on Form 10-K, incorporated by reference herein. See "Incorporation of Certain Documents by Reference." The financial statements include the consolidated accounts of New Era Bank, which was acquired on June 30, 1995, for all periods presented. The acquisition was accounted for under the pooling-of-interests method of accounting. The data for the year ended December 31, 1996 does not reflect United's acquisition of Farrington, which was completed on February 28, 1997 and will be accounted for as a pooling-of-interests. United's financial statements for the first quarter of 1997 have been restated to include the acquisition of Farrington. See "United National Bancorp -- First Quarter Results" and -- "Recent Developments."

                                                     SELECTED CONSOLIDATED FINANCIAL DATA OF UNITED
                                                                For Years Ended December 31,
                                          -------------------------------------------------------------------------
                                      1996            1995          1994          1993                1992
                                  -------------  -------------  -----------  --------------   ---------------
                                                       (Dollars in Thousands, Except Per Share Amounts)
STATEMENT OF INCOME DATA:
Interest income                 $    73,262    $    71,994    $  59,754     $    59,539        $    61,333
Interest expense                     28,855         29,128       17,979          18,959             24,791
                                ------------   ------------   ----------    ------------     --------------
Net interest income                  44,407         42,866       41,775          40,580             36,542
Provision for possible loan
losses                                2,275            450        1,590           4,287              4,138
                                ------------   ------------   ----------    ------------     --------------
Net interest income after
provision for   possible loan
losses                               42,132         42,416       40,185          36,293             32,404
Non-interest income                  13,959         12,329       11,863          12,845             10,689
Non-interest expense                 38,860         42,748       37,621          37,482             33,590
                                ------------   ------------   ----------    ------------     --------------
Income before taxes, effect of
  accounting change and
  extraordinary item                 17,231         11,997       14,427          11,656              9,503
Provision for income taxes            5,771          3,623        4,607           3,975              3,123
                                ------------   ------------   ----------    ------------     --------------
Income before effect of
  accounting change and
  extraordinary item                 11,460          8,374        9,820           7,681              6,380
Cumulative effect of change in
  accounting for income taxes
  extraordinary item                   -              -            -                973               -
Utilization of net operating
  loss carry forward                   -              -            -               -                   275
                                -------------- -------------- ------------  --------------     --------------
Net income                      $    11,460    $     8,374    $   9,820     $     8,654        $     6,655
                                ============== ============== ============  ===============    ===============
Income before merger and
  restructuring charges, effect
  of accounting change,
  extraordinary item and SAIF
  assessment                    $    11,767    $    10,463    $   9,820     $     7,681        $     6,380
                                ============   ============   ==========    ============     ==============
PER COMMON SHARE DATA: (1)
Net income                      $      3.01    $      2.19    $    2.62     $      2.33        $      1.80
Income before merger and
  restructuring changes, effect
  of accounting change
  extraordinary item and SAIF
  assessment                           3.09           2.74         2.62            2.07               1.73
Book value                            23.10          21.42        17.69           18.00              16.46
Cash dividends declared(2)             1.03           0.97         0.89            0.78               0.71
ADJUSTED FINANCIAL RATIOS:(3)
Return on average assets               1.17 %         1.08 %       1.15 %          0.93 %             0.81 %
Return on average stockholders'
  equity                              13.98 %        13.93 %      14.20 %         11.94 %            10.95 %
FINANCIAL RATIOS:
Return on average assets               1.14 %         0.86 %       1.15 %          1.04 %             0.85 %
Return on average stockholders'
  equity                              13.61 %        11.15 %      14.20 %         13.46 %            11.42 %
STATEMENT OF CONDITION  DATA:
Total assets                    $ 1,037,549    $ 1,010,545    $ 884,541     $   859,368        $   822,959
Securities                          350,660        359,411      320,651         404,955            394,045
Federal funds sold                        -          7,000       11,545           8,270             17,775
Loans (net of unearned income)      589,254        551,222      481,439         376,792            341,014
Allowance for possible loan
  losses                              6,852          7,412        9,597          10,812              9,239

Deposits                            881,274        854,628      757,884         758,508            740,123
Short-term borrowings(4)             46,328         53,347       52,301          26,681             12,629
Other borrowings(5)                   9,693          9,680        1,269           1,266              1,263
Stockholders' equity                 88,089         81,399       65,802          66,727             60,742

------------------

(1) The per share data has been restated to give retroactive effect to stock dividends.
(2)  Does not include the effect of dividends paid by New Era Bank.
(3) Before merger and restructuring charges, effect of accounting change, extraordinary item and SAIF assessment.
(4) Includes Federal funds purchased, securities sold under agreements to repurchase, Federal Home Loan Bank advances and demand notes - U.S. Treasury.
(5)  Includes obligation under capital lease and long-term debt.

                                    THE TRUST


         The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of February 21, 1997, executed by the Corporation, as Sponsor, the Delaware Trustee and the Administrative Trustees named therein (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on February 22, 1997. The Initial Declaration was replaced by the Declaration. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned directly by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs will be conducted by trustees (the "Issuer Trustees") appointed by the Corporation as the direct holder of the Common Securities. The Issuer Trustees will be The Bank of New York as the Property Trustee (the "Property Trustee"), The Bank of New York (Delaware) as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Declaration. The Bank of New York will also act as indenture trustee under the Guarantee and the Indenture. See "Description of the Guarantee" and "Description of Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Corporation will pay directly all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is UNB Capital Trust I, c/o United National Bancorp, 1130 Route 22, P.O. Box 6000, Bridgewater, New Jersey 08807-0010, Attention:
Ralph L. Straw, Jr.

                               THE EXCHANGE OFFER

Purpose of the Exchange Offer

         In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Old Capital Securities (but will continue to be subject to the $100,000 minimum Liquidation Amount transfer restriction) and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by August 18, 1997 and declared effective by September 17, 1997, the Distribution rate borne by the Old Capital Securities commencing on September 18, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

         The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company
("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

Terms of the Exchange Offer

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $20,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $20,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $20,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

         Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

         If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

         NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

         The term "Expiration Date" means 5:00 p.m., New York City time, on , 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of New Capital Securities

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

         The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Capital Securities

         Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

         If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

         Book-Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

         Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

         Guaranteed  Delivery.  If  a  holder  desires  to  tender  Old  Capital
Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (a)  such tenders are made by or through an Eligible Institution;

         (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

         (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

         The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

         Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

         A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

         The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

         Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

         Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on New Capital Securities

         Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital
Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after March 21, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on September 15, 1997 will be entitled to receive Distributions accumulated from and after March 21, 1997.

Conditions to the Exchange Offer

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

         (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

         (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

         If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

         The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

By Registered or Certified Mail:             By Hand or Overnight Delivery:

     The Bank of New York                         The Bank of New York
    101 Barclay Street - 7E                        101 Barclay Street
 Attn.: Reorganization Section              Corporate Trust Services Window
        Shilpa Trivedi                                Ground Level
   New York, New York 10286                     New York, New York 10286
                                           Attention: Reorganization Section
                                                     Shilpa Trivedi

                              For Information Call:
                                 (212) 815-5789

                          (Eligible Institutions Only)
                              Confirm By Telephone:
                                 (212) 815-5789

                            Facsimile Transmissions:
                                 (212) 815-6339

         Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

         The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                          DESCRIPTION OF NEW SECURITIES

Description of New Capital Securities

         Pursuant to the terms of the Declaration, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Declaration.

         General. The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $20,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The New Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of New Guarantee."

         Distributions.  Distributions  on the New  Capital  Securities  will be cumulative, will accumulate from March 21, 1997 and will be payable semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1997, at the annual rate of 10.01% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record dates. The record dates will be the first day of the month in which the relevant Distribution Date (as defined below) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Bridgewater, New Jersey, are authorized or required by law or executive order to remain closed.

         So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 10.01% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the New Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

         During any such Extension Period, the Corporation may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such New Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class, or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         Although the Corporation may in the future exercise its option to defer payments of interest on the New Junior Subordinated Debentures, the Corporation has no such current intention.

         The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the New Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of New Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the New Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of New Guarantee."

         Redemption. Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the New Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the New Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the New Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the New Junior Subordinated Debentures before the Initial Optional Prepayment Date upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the New Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the New Junior Subordinated Debentures other than as contemplated in clause (ii) above, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the New Junior Subordinated Debentures). See "--Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

         The Corporation will have the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time before the Initial Optional Prepayment Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         Liquidation of the Trust and Distribution of New Junior Subordinated Debentures. The Corporation will have the right at any time to dissolve the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of New Capital Securities and (ii) the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation or the Trust; (ii) upon receipt by the Property Trustee of written notice from the Corporation, as Sponsor, directing the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a dissolution occurs as described in clause (i), (ii), (iv), or (v) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the New Junior Subordinated Debentures, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the New Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after the Initial Optional Prepayment Date.

         If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

         After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent New Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities.

         Redemption Procedures. If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the New Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

         If the Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the New Capital Securities held by DTC or its nominees, the Property Trustee will pay or cause the Paying Agent to pay the Redemption Price to DTC. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the New Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the paying agent and will irrevocably deposit with the paying agent for the New Capital Securities funds sufficient to pay or cause the paying agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the New Capital Securities. See "--Payment and Paying Agency." Distributions payable on or prior to the Redemption Date shall be payable to the holders of such New Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the New Capital Securities called for redemption, then all rights of the holders of such New Capital Securities will cease, except the right of the holders of the New Capital Securities to receive the applicable Redemption
Price, but without interest on such Redemption Price, and the New Capital Securities will cease to be outstanding. In the event that any Redemption Date of New Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the New Guarantee as described under "--Description of New Guarantee," (i) Distributions on New Capital Securities will continue to accumulate on the Redemption Price at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law and the regulations of the Federal Reserve), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

         Subordination of Common Securities. Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, the full amount of the Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

         In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

         Events of Default; Notice. The occurrence of a Debenture Event of Default (see "Description of New Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

         Within ten (10) Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

         If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" and "--Subordination of Common Securities."

         Removal of Issuer Trustees. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital
Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

         Merger or Consolidation of Issuer Trustees. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the
Declaration,   provided  such  corporation  shall  be  otherwise  qualified  and eligible.

         Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. In addition, the Property Trustee will be required pursuant to the Indenture to exchange, as a part of the Exchange Offer, the Junior Subordinated Debentures for the Exchange Debentures, which will have terms identical to the Junior Subordinated Debentures except for the transfer restrictions under the Securities Act and the provision for an increase in the interest rate thereon under certain circumstances. See "Exchange Offer; Registration Rights."

         Voting Rights; Amendment of the Declaration. Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the New Capital Securities will have no voting rights.

         The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, or (iii) to modify, eliminate, or add to any provision of the Declaration to such extent as shall be necessary to enable the Trust and the Corporation to conduct an Exchange Offer in the manner contemplated by the Registration Rights Agreement; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date; it being understood that the New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

         So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

         Any required approval of holders of New Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of New Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of New Capital Securities in the manner set forth in the Declaration.

         No vote or consent of the holders of New Capital Securities will be required for the Trust to redeem and cancel the New Capital Securities in accordance with the Declaration.

         Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation or any affiliate of the Corporation, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

         Form, Denomination, Book-Entry Procedures and Transfer. The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

         Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

         DTC has advised the Trust and the Corporation that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust nor the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

         A Global Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90-days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Corporation in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20-days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

         Payment and Paying Agency. Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

         Registrar and Transfer Agent. The Property Trustee will act as registrar and transfer agent for the New Capital Securities.

         Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the New Capital Securities (i) during the period starting 15 days before the mailing of a notice of redemption and ending on the date of such mailing and (ii) after they have been called for redemption.

         Information Concerning the Property Trustee. The Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

         Miscellaneous. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         Holders of the Trust Securities have no preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.


Description of New Junior Subordinated Debentures

         The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

         General. Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures as soon as practicable after the date hereof.

         The New Junior Subordinated Debentures will bear interest at the annual rate of 10.01% of the principal amount thereof, payable semi-annually in arrears on March 15 and September 15 of each year (each, an "Interest Payment Date"), commencing September 15, 1997, to the person in whose name each Junior
Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 10.01% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

          The New Junior Subordinated Debentures will mature on March 15, 2027 (the "Stated Maturity Date"). The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Corporation. See "--Subordination." The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. UNB is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from UNB unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by UNB are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of UNB's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of UNB's capital and surplus. In addition, payment of dividends to the Corporation by UNB is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the
Corporation  may  itself  be  recognized  as  a  creditor  of  that  subsidiary.
Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the New Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "--Subordination."

         Form, Registration and Transfer. If the Junior Subordinated Debentures are distributed to holders of the Trust Securities, such Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

         Payment and Paying Agents. Payment of principal of and premium, if any and any interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made except in the case of New Junior Subordinated Debentures in global form,
(i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for New Junior Subordinated Debentures or
(ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. The Corporation has initially designated Trust Company as co-Paying Agent. Payment of any interest on any New Junior Subordinated Debenture will be made to the Person in whose name such New Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the New Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of and premium, if any or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

         Option to Extend Interest Payment Date. So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 10.01%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated Debentures (other than
(a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

         Optional Prepayment. The New Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after the Initial Optional Prepayment Date, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the New Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning March 15 of the years indicated below:

         Year                               Percentage

         2007                               105.00
         2008                               104.50
         2009                               104.00
         2010                               103.50
         2011                               103.00
         2012                               102.50
         2013                               102.00
         2014                               101.50
         2015                               101.00
         2016                               100.50
         2017 and thereafter                100.00

         Special Event Prepayment. If a Special Event shall occur and be continuing, the Corporation may, at any time prior to the Initial Optional Prepayment Date, within 90 days after the occurrence of the Special Event, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the New Junior Subordinated Debentures in whole (but not in part) at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in either case, accrued and unpaid interest thereon to the date of prepayment.

         A "Special Event" means a Tax Event or a Regulatory Capital Event (as defined below), as the case may be.

         A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier 1 Capital (or its then equivalent); provided, however, that a Regulatory Capital Event shall not occur by reason of the use of the proceeds of the Junior Subordinated Debentures by the Corporation contemplated herein.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date (if no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 2.50% if such prepayment date occurs on or prior to March 15, 1998 and (B) 1.75% in all other cases.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means any U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") selected by the Corporation.

         "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

         Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of New Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such New Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the New Junior Subordinated Debentures the Additional Sums.

         Certain Covenants of the Corporation. The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of any securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the New Junior Subordinated Debentures (other than
(a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) a Debenture Event of Default occurs, (2) there shall have occurred any event of which the Corporation has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (3) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (4) the Corporation shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof shall have commenced.

         The Corporation will also covenant (i) to maintain 100 percent ownership of the Common Securities; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

         Modification of Indenture. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling the Corporation and the Trust to conduct an Exchange Offer as contemplated by the Registration Rights Agreement (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

         Debenture Events of Default. The Indenture provides that any one or more of the following described events with respect to the New Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i)  failure  for  30-days  to  pay  any  interest  on the  New  Junior
Subordinated Debentures or any Other Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal or premium, if any, on the New Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90-days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

         The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

         The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

         Enforcement of Certain Rights by Holders of New Capital Securities. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the New Junior Subordinated Debentures on the due date, a holder of New Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the New Capital Securities. Notwithstanding any payments made to a holder of New Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or premium, if any, or interest on the New Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such New Capital Securities with respect to payments on the New Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the New Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration. See "--Description of New Capital Securities--Events of Default; Notice."

         Consolidation, Merger, Sale of Assets and Other Transactions. The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the New Junior Subordinated Debentures.

         Satisfaction and Discharge. The Indenture provides that when, among other things, all New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

         Subordination. In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness"  shall  mean (i) any  obligation  of, or any  obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments and any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business and (ii) all indebtedness of the Corporation for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred. For purposes of this definition "claim" shall have the meaning assigned in Section 101(5) of the Bankruptcy Code of 1978, as amended and in effect on the date of the execution of the Indenture.

         "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" shall mean Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior
Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

         "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior
Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from UNB to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. UNB is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from UNB unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by UNB are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of UNB's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such UNB's capital and surplus. In addition, payment of dividends to the Corporation by UNB is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments of interest and principal and premium, if any.

         The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

         Governing Law. The Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

         Information Concerning the Debenture Trustee. Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Description of New Guarantee

         The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by the Corporation for the New Guarantee for the benefit of the holders from time to time of the New Capital Securities. The Guarantee Agreement has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

         General. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to New Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

         The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of New Guarantee". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the
Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "--Description of New Junior
Subordinated Debentures--General." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

         The Corporation will, through the New Guarantee, the Declaration, the New Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

         Status of New Guarantee. The New Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as New Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the New Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation.

         The New Guarantee will rank pari passu with the Old Guarantee and with all Other Guarantees issued by the Corporation. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

         Amendments and Assignment. Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of New Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

         Events of Default. An event of default under the New Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the New Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

         Any holder of the New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, will be required to file annually with the New Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

         Termination of the New Guarantee. The New Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the New Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of New Junior Subordinated Debentures to the holders of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

         Governing Law. The New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

         Information Concerning the Guarantee Trustee. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the New Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the New Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of the New Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

                          DESCRIPTION OF OLD SECURITIES

         The Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances). The New Capital Securities will contain the $100,000 minimum Liquidation Amount transfer restriction but will not contain certain other restrictions on transfer applicable to the Old Capital Securities, and the New Capital Securities will not provide for any increase in the Distribution rate thereon. The New Junior Subordinated Debentures will contain the $100,000 minimum principal amount transfer restriction and the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by August 18, 1997 and been declared effective by September 17, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by September 17, 1997, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old
Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

               RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE
            NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

Full and Unconditional Guarantee

         Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Securities--Description of New Guarantee." Taken together, the Corporation's obligations under the New Junior Subordinated Debentures, the Indenture, the Declaration and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Corporation does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The New Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Corporation under the New
Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

         As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities and Common Securities, (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of New Capital Securities

         A holder of any New Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

Limited Purpose of the Trust

         The Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. The New Capital Securities will represent preferred beneficial interests in the Trust. A principal difference between the rights of a holder of a New Capital Security and a holder of a New Junior Subordinated Debenture is that a holder of a New Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of (and premium, if any) and interest on New Junior Subordinated Debentures held, while a holder of New Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the New Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

Rights Upon Termination

         Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of New Capital Securities--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the New Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

         In the opinion of Pitney, Hardin, Kipp & Szuch, counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder. This summary only addresses the tax consequences to a holder that acquired the Old Capital Securities upon initial issuance at their original offering price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. See " -- Proposed Tax Legislation."

Exchange of Capital Securities

         The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for United States federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

Classification of the Junior Subordinated Debentures

         In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Old Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

Classification of the Trust

         In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

Interest Income and Original Issue Discount

         Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

         Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

         The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

         Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

Receipt of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust

         The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

         Under certain circumstances described herein (see "Description of New Securities--Description of New Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash.
See "--Sales of Capital Securities."

Sales of Capital Securities

         A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Proposed Tax Legislation

         On  February  6,  1997,   President   Clinton   proposed  the  Proposed
Legislation which would deem an issuer, for purposes of Section 385(c) of the Code, to have characterized an instrument as equity if the instrument (i) has a maximum term of more than 15 years and (ii) is not shown as indebtedness on the separate balance sheet of the issuer that is filed with the SEC. Accordingly, the Proposed Legislation would, among other things, generally deny corporate issuers a deduction for interest in respect of debt obligations such as the Junior Subordinated Debentures. In the case of an instrument with a maximum term of more than 15 years issued to a related party that is eliminated on the consolidated balance sheet that includes the issuer and holder, the Proposed Legislation treats the issuer as having characterized the instrument as equity if the holder (or some other related party) issues a related instrument that is not shown as indebtedness on the consolidated balance sheet filed with the SEC. The Proposed Legislation applies only to corporations (like the Corporation) that file annual financial statements with the SEC. The Proposed Legislation precludes an instrument from being treated as indebtedness on a balance sheet merely because the instrument is described as indebtedness in a footnote or some other narrative disclosure.

         The Proposed Legislation is proposed to be effective generally for instruments issued on or after the date of "first committee action" (which is not defined). There can be no assurance, however, that the effective date provision contained in the Proposed Legislation will remain in the final enactment, if any, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the redemption of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of New Securities -- Description of New Capital Securities -- Redemption" and "Description of Junior Subordinated Debentures -- Special Event Prepayment."

United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes, and a "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. Notwithstanding the foregoing, for taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

         Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

         As discussed above, changes in legislation affecting the United States federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could, as the Proposed Legislation would have, adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

         A United States Alien Holder that holds Capital Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Junior Subordinated Debentures.

Information Reporting to Holders

         Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

Backup Withholding

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         The Corporation, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire New Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of New Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the
Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exception for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of New Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Junior Subordinated Debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the New Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

         A Plan fiduciary should consider whether the purchase of New Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. BANK qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer Resales of New Capital Securities."

         The Corporation or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

         Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital
Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                           VALIDITY OF NEW SECURITIES

         The validity of the New Guarantee and the New Junior Subordinated Debentures will be passed upon for the Corporation by Pitney, Hardin, Kipp & Szuch, Morristown, New Jersey. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Pitney, Hardin, Kipp & Szuch, Morristown, New Jersey. Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon on behalf of the Trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Corporation and the Trust.

                                     EXPERTS

         The consolidated financial statements of the Corporation as of and for the year ended December 31, 1996, incorporated by reference herein and in the Registration Statement of which this Prospectus forms a part in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of the Corporation as of December 31, 1995 and for each of the years in the two-year period ended December 31, 1995, incorporated by reference herein and in the Registration Statement of which this Prospectus forms a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (i) Limitation of Liability of Directors and Officers. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its Certificate of Incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such persons' duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of any improper personal benefit. United's Certificate of Incorporation includes limitations on the liability of officers and directors to the full extent permitted by New Jersey law.

         (ii) Indemnification of Directors, Officers, Employees and Agents. Under Article X of its Certificate of Incorporation, United must, to the full extent permitted by law, indemnify its directors, officers, employees and agents. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a corporation may indemnify its directors, officers, employees and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorney's fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. Determinations concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) independent legal counsel, or (c) an affirmative vote of a majority of shares held by the shareholders. No indemnification is permitted to be made to or on behalf of a corporate director, officer, employee or agent if a judgment or other final adjudication adverse to such person establishes that his acts or omissions (a) were in breach of his duty of loyalty in the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by such person of an improper personal benefit.

         (iii) Insurance. United's directors and officers are insured against losses arising from any claim against them such as wrongful acts or omissions, subject to certain limitations.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT


4.1      Indenture   of  United   National   Bancorp   relating  to  the  Junior
         Subordinated Debentures*

4.2 Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1)*

4.3      Certificate of Trust of UNB Capital Trust I*

4.4      Declaration of Trust of UNB Capital Trust I*

4.5      Amended and Restated Declaration of Trust for UNB Capital Trust I*

4.6 Form of New Capital Security Certificate for UNB Capital Trust I (included as Exhibit D to Exhibit 4.5)*

4.7 Form of New Guarantee of United National Bancorp relating to the New Capital Securities**

4.8      Registration Rights Agreement*

5.1 Opinion and consent of Pitney, Hardin, Kipp & Szuch to United National Bancorp as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by United National Bancorp**

5.2 Opinion of Morris, Nichols, Arsht & Tunnell, special Delaware** counsel, as to legality of the New Capital Securities to be issued by UNB Capital Trust I

8 Opinion of Pitney, Hardin, Kipp & Szuch, special tax counsel, as to certain federal income tax matters**

12       Computation of ratios of earnings to fixed charges

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5.1)**

23.4     Consent of Morris,  Nichols,  Arsht & Tunnell  (Delaware)  (included in
         Exhibit 5.2)**

24 Power of Attorney of certain officers and directors of United National Bancorp**

25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture

25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust of UNB Capital Trust I

25.3 Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of New Capital Securities of UNB Capital Trust I

99.1     Form of Letter of Transmittal

99.2     Form of Notice of Guaranteed Delivery

99.3     Form of Exchange Agent Agreement

--------
* Incorporated by reference from United National Bancorp's Current Report on Form 8-K filed March 28, 1997.
**       To be filed by amendment.

ITEM 22. UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against the public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c)      The undersigned Registrant hereby undertakes:

                  (1)  To  respond  to   requests   for   information   that  is
         incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (2) Subject to appropriate interpretation, to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                  (3) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof
 .

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the Township of Bridgewater, State of New Jersey, on April 15, 1997.

                        UNITED NATIONAL BANCORP



                      By:      /s/ THOMAS C. GREGOR
                         --------------------------
                           Thomas C. Gregor
                           Chairman of the Board, President and
                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title                     Date
/s/ THOMAS C. GREGOR                                 Chairman, President, Chief       April 15, 1997
-------------------------------------------         Executive Officer and Director
(Thomas C. Gregor)                                  (Principal Executive Officer)

/s/ DONALD W. MALWITZ                               Vice-President and Treasurer      April 17, 1997
-------------------------------------------        (Principal Financial Officer)
(Donald W. Malwitz)

/s/ A. RICHARD ABRAHAMIAN                              Senior Vice-President          April 15, 1997
-------------------------------------------
(A. Richard Abrahamian)                            (Principal Accounting Officer)

/s/ GEORGE W. BLANK                                           Director                April 15, 1997
-------------------------------------------
(George W. Blank)

/s/ DONALD A. BUCKLEY                                         Director                April 15, 1997
-------------------------------------------
(Donald A. Buckley)

/s/ C. DOUGLAS CHERRY                                         Director                April 15, 1997
-------------------------------------------
(C. Douglas Cherry)

/s/ CHARLES E. HANCE                                          Director                April 15, 1997
-------------------------------------------
(Charles E. Hance)

/s/ JOHN R. KOPICKI                                           Director                April 15, 1997
-------------------------------------------
(John  R. Kopicki)

/s/ ANTONIO S. MAROTTA                                        Director                April 15, 1997
-------------------------------------------
(Antonio S. Marotta)

/s/ JOHN W. McGOWAN III                                       Director                April 15, 1997
-------------------------------------------
(John W. McGowan III)

/s/ PATRICIA A. McKIEMAN                                      Director                April 15, 1997
-------------------------------------------
(Patricia A. McKiernan)

/s/ CHARLES N. POND, JR.                                      Director                April 15, 1997
-------------------------------------------
(Charles N. Pond, Jr.)

/s/ KENNETH W. TURNBULL                                       Director                April 15, 1997
-------------------------------------------
 (Kenneth W. Turnbull)

/s/ DAVID R. WALKER                                           Director                April 15, 1997
-------------------------------------------
(David R. Walker)

/s/ RONALD E. WEST                                            Director                April 15, 1997
-------------------------------------------
(Ronald E. West)

/s/ GEORGE J. WICKARD                                         Director                April 15, 1997
-------------------------------------------
(George J. Wickard)



         Pursuant to the requirements of the Securities Act of 1933, UNB Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bridgewater and State of New Jersey, on April 23, 1997.

                                              UNB CAPITAL TRUST I



                                        By: /S/ THOMAS C. GREGOR
                                            -------------------------
                                            Thomas C. Gregor,
                                            as Administrative Trustee




                                         By: /S/ RALPH L. STRAW, JR.
                                             ------------------------
                                             Ralph L. Straw, Jr.,
                                             as Administrative Trustee

                                  EXHIBIT INDEX


PAGE     EXHIBIT NO.                                          DESCRIPTION

4.1      Indenture   of  United   National   Bancorp   relating  to  the  Junior
         Subordinated Debentures*

4.2 Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1)*

4.3      Certificate of Trust of UNB Capital Trust I*

4.4      Declaration of Trust of UNB Capital Trust I*

4.5      Amended and Restated Declaration of Trust for UNB Capital Trust I*

4.6 Form of New Capital Security Certificate for UNB Capital Trust I (included as Exhibit D to Exhibit 4.5)*


4.7 Form of New Guarantee of United National Bancorp relating to the New Capital Securities**

4.8      Registration Rights Agreement*

5.1 Opinion and consent of Pitney, Hardin, Kipp & Szuch to United National Bancorp as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by United National Bancorp**

5.2 Opinion of Morris, Nichols, Arsht & Tunnell, special Delaware** counsel, as to legality of the New Capital Securities to be issued by UNB Capital Trust I

8 Opinion of Pitney, Hardin, Kipp & Szuch, special tax counsel, as to certain federal income tax matters**

12       Computation of ratios of earnings to fixed charges

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5.1)**

23.4     Consent of Morris,  Nichols,  Arsht & Tunnell  (Delaware)  (included in
         Exhibit 5.2)**

24 Power of Attorney of certain officers and directors of United National Bancorp**

25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture

25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust of UNB Capital Trust I

25.3 Form T-1 Statement of Eligibility of The Bank of New York under the New Guarantee for the benefit of the holders of New Capital Securities of UNB Capital Trust I

99.1     Form of Letter of Transmittal

99.2     Form of Notice of Guaranteed Delivery

99.3     Form of Exchange Agent Agreement

--------
* Incorporated by reference from United National Bancorp's Current Report on Form 8-K filed March 28, 1997.
**       To be filed by amendment.